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                                                                 EXHIBIT 10.11.1

                          FIRST CONSULTING GROUP, INC.

                   2000 ASSOCIATE STOCK PURCHASE PLAN OFFERING

                            ADOPTED OCTOBER 26, 1999



1. GRANT; OFFERING DATE.

     (a) The Board of Directors of First Consulting Group, Inc. (the "Company"), pursuant to the Company's 2000 Associate Stock Purchase Plan (the "Plan"), hereby authorizes the grant of rights to purchase shares of the common stock of the Company ("Common Stock") to all eligible associates (an "Offering"). The first Offering shall begin on January 1, 2000 and end on December 31, 2001 (the "Initial Offering"). Thereafter, Offerings shall begin every two years on January 1, beginning with January 1, 2002. Each such Offering shall have a term of two (2) years. For example, the Offering that begins on January 1, 2002, will end on December 31, 2003. The first day of an Offering is that Offering's "Offering Date." If an Offering Date falls on a day during which the Common Stock is not actively traded, then the Offering Date shall be the next succeeding day during which the Common Stock is actively traded.

     (b) Prior to the commencement of any Offering, the Board of Directors (or the Committee described in Subsection 2(c) of the Plan, if any) may change any or all terms of such Offering and any subsequent Offerings and may determine that such Offerings shall not occur. The granting of rights pursuant to each Offering hereunder shall occur on each respective Offering Date unless, prior to such date (a) the Board of Directors (or such Committee) determines that such Offering shall not occur, or (b) no shares remain available for issuance under the Plan in connection with the Offering.

2. ELIGIBLE ASSOCIATES.

     All regular full time associates of the Company and each of its Affiliates (as defined in the Plan) (collectively, the "Eligible Associates") shall be granted rights to purchase Common Stock under each Offering on the Offering Date of such Offering provided that each such associate otherwise meets the employment requirements of Subsection 5(a) of the Plan. Notwithstanding the foregoing, the following associates shall NOT be Eligible Associates or be granted rights under an Offering: (i) part-time, temporary or seasonal associates whose customary employment is less than twenty (20) hours per week or less than five (5) months per calendar year and (ii) 5% stockholders (including ownership through unexercised options) described in Subsection 5(c) of the Plan. In addition, the Company may, in its sole discretion, exclude from participation in the Offering associates who reside and/or perform services for the Company or an Affiliate in certain specific jurisdictions if the laws of such jurisdictions make participation in the Offering impractical.

     Each person who first becomes an Eligible Associate during any Offering shall be granted a right to purchase Common Stock under such Offering on the next January 1 or July 1 during such Offering, which right shall thereafter be deemed to be a part of such Offering. Such


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right shall have the same characteristics as any rights originally granted under the Offering except that:

     (a) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right; and

     (b) the Offering for such right shall begin on its Offering Date and end coincident with the ongoing Offering.

3. RIGHTS.

     (a) Subject to the limitations contained herein and in the Plan, on each Offering Date each Eligible Associate shall be granted the right to purchase the number of shares of Common Stock purchasable with the deductions that have been made from the Eligible Associate's pay during the six (6) month period preceding the Offering Date.

     (b) The maximum number of shares that may be purchased by an eligible associate on a Purchase Date shall not exceed five thousand (5,000) shares. The maximum aggregate number of shares available to be purchased by all Eligible Associates under an Offering shall be the number of shares remaining available under the Plan on the Offering Date. If the aggregate purchase of shares of Common Stock upon exercise of rights granted under the Offering would exceed the maximum aggregate number of shares available, the Board shall make a pro rata allocation of the shares available in a uniform and equitable manner.

     (c) Notwithstanding the foregoing, as required under Section 423 of the Code, no associate shall be granted an option under the Plan which permits such associate's right to purchase stock under this Plan and all other employee stock purchase plans (described in Section 423 of the Code) of the Company to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. PURCHASE PRICE.

     The purchase price of the Common Stock under the Offering shall be the lesser of eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Date or eighty-five percent (85%) of the fair market value of the Common Stock on the Purchase Date. Notwithstanding the foregoing, for the Offering that commences on January 1, 2000, the purchase price of the Common Stock under the Offering shall be the lesser of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the date on which the stockholders of the Company approve the adoption of the Plan, or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the Purchase Date.

5. PARTICIPATION.

     (a) Except as otherwise provided herein or in the Plan, an Eligible Associate may elect to participate in an Offering only as of the beginning of the Offering; PROVIDED, HOWEVER, that associates who first become Eligible Associates during an Offering may elect to participate in that Offering as of the day after the first Purchase Date that occurs after they become Eligible


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Associates. An Eligible Associate shall become a participant in the Plan by delivering an agreement authorizing payroll deductions. Such deductions shall be made each pay period and must be in whole percentages not to exceed ten percent (10%) of Earnings; PROVIDED THAT no Eligible Associate shall be permitted to authorize deductions in excess of ten thousand dollars ($10,000) per calendar year. The agreement shall be made on such enrollment form as the Company or a designated Affiliate provides and must be delivered to the Company or designated Affiliate before the Offering Date to be effective for such Offering, unless a later time for filing the enrollment form is set by the Company for all Eligible Associates with respect to a given Offering Date. As to the Initial Offering, the time for filing an enrollment form and commencing participation for individuals who are Eligible Associates on the Offering Date for the Initial Offering shall be determined by the Company and communicated to such Eligible Associates. A participant may not make additional contributions under the Plan.

     (b) A participant may increase or reduce (including to zero) his or her participation level as of any July 1 or January 1 during an Offering. Any such change in participation shall be made by delivering a notice to the Company or a designated Affiliate in such form and at such time as the Company provides. In addition, a participant may withdraw from an Offering and receive his or her accumulated payroll deductions from the Offering (reduced to the extent, if any, such deductions have been used to acquire Common Stock for the Participant on any prior Purchase Dates), without interest, at any time prior to the end of the Offering, excluding the fifteen (15) day period immediately preceding the Purchase Date, by delivering a withdrawal notice to the Company or designated Affiliate in such form as the Company of designated Affiliate provides. A participant who has withdrawn from an Offering shall not again participate in such Offering but may participate in subsequent Offerings under the Plan by submitting a new participation agreement in accordance with the terms thereof.

6. PURCHASES.

     Subject to the limitations contained herein, on each Purchase Date, each participant's accumulated payroll deductions (without any increase for interest) shall be applied to the purchase of whole shares of Common Stock, up to the maximum number of shares permitted under the Plan and the Offering. "Purchase Date" shall be defined as June 30, 2000, and each June 30 and December 31 thereafter. If a Purchase Date falls on a day during which the Common Stock is not actively traded then the Purchase Date shall be the nearest prior day on which the Common Stock is actively traded.

7. NOTICES AND FORMS.

     Any forms, notices or agreements provided for in the Offering or the Plan shall be given in writing, in a form provided by the Company, and unless specifically provided for in the Plan or this Offering shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five (5) days after deposit in the United States mail, postage prepaid. In addition, the Company may from time to time deliver certain forms and notices to Eligible Associates electronically or require that certain forms and notices be delivered to the Company electronically, with delivery deemed effectively given upon receipt.


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8. EXERCISE CONTINGENT ON STOCKHOLDER APPROVAL.

     The rights granted under an Offering are subject to the approval of the Plan by the stockholders of the Company as required for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

9. OFFERING SUBJECT TO PLAN.

     Each Offering is subject to all the provisions of the Plan, and its provisions are hereby made a part of the Offering, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.



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